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                                   EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                         BOCA RATON CAPITAL CORPORATION

  (originally incorporated on January 26, 1987 under the name U.S. Tech, Inc.)

     The undersigned hereby certify that the following Amended and Restated Articles of Incorporation, which:

             (i)    amend Articles I, IV, V and VI;

             (ii)   delete former Article VII in its entirety; and

             (iii) amend Articles VIII through XIII and redesignate the same as articles VII through XII, respectively,

were adopted by the Board of Directors at a meeting duly called and held on December 9, 1996 and by the affirmative vote of the holders of the requisite number of the issued and outstanding shares of common stock of Boca Raton Capital Corporation, entitled to vote thereon at a special meeting of the shareholders duly called and held on October 9, 1997, all in accordance with the Florida 1989 Business General Corporation Act and the Amended and Restated Articles of Incorporation of Boca Raton Capital Corporation then in effect.

                                ARTICLE I - NAME

     The name of this corporation is CRP Holding Corp. (the "Corporation").

                            ARTICLE II - COMMENCEMENT

                  The Corporation commenced business as of January 26, 1987, the date of execution and acknowledgment of the Corporation's original Articles of Incorporation.

                              ARTICLE III - PURPOSE

                  The Corporation is organized for the purpose of transacting any or all lawful business.



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                           ARTICLE IV - CAPITALIZATION

                  Section 4.1: Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Forty-five Million (45,000,000) shares, consisting of Forty Million (40,000,000) shares of common stock, par value $.001 per share (the "Common Stock"), and Five Million (5,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

                  At any time and from time to time when authorized by resolution of the Board of Directors of the Corporation (the "Board of Directors") and without any action by its shareholders, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by these Amended and Restated Articles of Incorporation (the "Articles of Incorporation") or by any amendment hereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the Corporation of any class or classes or any series thereof . When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution by the Board of Directors. Each share of the capital stock of the corporation issued or sold pursuant to the foregoing provisions of this
Section 4.1 and the full consideration for which in each case as so fixed by the Board of Directors shall have been paid or delivered to the Corporation, shall be conclusively deemed to be fully paid stock and shall not be liable to any further call or assessments thereon, and the holders thereof shall not be liable for any further payments in respect thereof. The Corporation may receive in payment, in whole or in part, for any shares of its capital stock issued or sold by it, cash, labor done, personal property or real property or leases thereof, and in the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of the labor, personal property or real property or leases thereof so received shall be conclusive.

                  Section 4.2.      Preferred Stock.
                           (a) The Board of Directors shall have authority by
                  resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine, to divide the Preferred Stock into one or more series, and in connection with the creation of any such series, in the resolution or resolutions providing for the issuance of shares of such particular series, to determine and fix the following:


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                                    (i) The distinctive designation of such
                           series, the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

                                    (ii) The dividend rate, the times of payment
                           of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                                    (iii)   The price or prices at which, and
                           the terms and conditions on which, the shares of such series may be redeemed;

                                    (iv) The times, terms, and conditions, if
                           any, upon which shares of such series shall be subject to redemption, including the amount the holders of shares of such series shall be entitled to receive upon redemption (which amounts may vary under different conditions or at different redemption dates) and the amount, terms, and conditions and manner of operation of any purchase, retirement, or sinking fund to be provided for the shares of such series;

                                    (v) Whether or not the shares of such series
                           shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                                    (vi) The rights of the shares of such series
                           in the event of voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                                    (vii) Whether or not the shares of such
                           series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting (a) the creation of indebtedness of the Corporation, (b) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (c) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on a parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to



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                           shares of any other class or series on a parity
                           with or ranking junior to the shares of such series in any respect;

                                    (viii) Whether such series shall have voting
                           rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited; and

                                    (ix) Any other powers, preferences,
                           privileges, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

                           (b) The powers, preferences and relative,
                  participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

                           (c) All Preferred Stock redeemed, purchased or
                  otherwise acquired by the Corporation (including shares surrendered for conversion) shall be canceled and thereupon restored to the status of authorized but unissued Preferred Stock undesignated as to series.

     Section 4.3. Common Stock. A statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of Common Stock is as follows:

                           (a) Subject to the provisions of law and the rights
                  of any Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock, out of funds legally available therefor, at such times and in such amounts as the Board of Directors shall from time to time determine.

                           (b) In the event of any voluntary or involuntary
                  liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock shall be entitled upon liquidation, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders. For purposes of this Section 4.3(b), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets



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                  of the Corporation nor the consolidation or merger of the
                  Corporation with any other corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Corporation.

                           (c) Except as otherwise provided in this Certificate
                  of Incorporation or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the shareholders of the Corporation shall be entitled to vote. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.

                    ARTICLE V - MANAGEMENT OF THE CORPORATION

                  The following provisions are inserted for the management of the business and the conduct of affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

                  Section 5.1: Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and the authority expressly conferred upon them by statute or by the Articles of Incorporation or the By-Laws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                  Section 5.2: Election by Written Ballot. The directors of the Corporation need not be elected by written ballot, unless the By-Laws so provide.

                  Section 5.3: Shareholder Action. Any action required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of the shareholders may not be effected by any consent in writing by such shareholders unless such consent shall be signed by the holders of at least 66 2/3% of the combined voting power of the then outstanding shares of Voting Stock or such higher vote as may be required by the Articles of Incorporation, voting together as a single class. "Voting Stock" shall mean the Common Stock and any shares of Preferred Stock issued pursuant to Section 4.1 hereof entitled to vote as a single class with the Common Stock.

                  Section 5.4: Special Meetings of Shareholders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the shareholders of the Corporation may be called only by (i) the Chairman of the Board of Directors, (ii) the President of the Corporation, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the directors, or (iv) the holders of at least 50% of the Voting Stock of the Corporation.



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                         ARTICLE VI - BOARD OF DIRECTORS

                  Section 6.1: Classification of Board. Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors, other than those who may be elected by the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of the Articles of Incorporation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board of Directors, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the By-Laws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1998, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2000, with each class to hold office until its successors are elected and qualified. At each annual meeting of the shareholders of the Corporation commencing in 1998, the date of which shall be fixed by or pursuant to the By-Laws of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. If the number of directors constituting the Board of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no event shall a decrease in the number of directors constituting the total number of directors which the Corporation would have if there were no vacancies, shorten the term of any incumbent director. A director shall hold office until the annual meeting of the shareholders for the year in which his term expires and until his successor shall be elected and shall qualify, subject however, to prior death, resignation, retirement, disqualification or removal from office.

                  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV, Section 4.2 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

                  Section 6.2: Notice of Nominations. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the By-Laws of the Corporation.



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                  Section 6.3. Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, or as otherwise provided in the By-Laws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, or as otherwise provided in the By-Laws. Any director elected in accordance with the preceding sentence of this Section 6.3 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

                  Section 6.4. Removal of Directors. Subject to any rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, any director may be removed from office only for cause and only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of Voting Stock, voting together as a single class.

                        ARTICLE VII - ACQUISITION OFFERS

                  A director, when evaluating any offer of another person to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation, or cause the Corporation to conduct a share exchange or other combination, with another corporation or entity, or
(iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, shall give due consideration to the interests of the Corporation's shareholders, and, in his discretion, may consider the following: (a) the social and economic effect of acceptance of such offer on the Corporation's present and future customers, suppliers, creditors, and employees and those of its subsidiaries; (b) on the communities in which the Corporation and its subsidiaries operate or are located; and (c) the long-term as well as short-term interests of the Corporation, its subsidiaries and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

                         ARTICLE VIII - INDEMNIFICATION

                  The Corporation shall indemnify and may advance expenses to its officers and directors, and may indemnify its employees and agents, to the fullest extent permitted by the provisions of the Florida 1989 Business Corporation Act, as the same may be amended and supplemented. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Such indemnification


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shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal representatives of such a person. An adjudication of liability shall not affect the right to indemnification for those indemnified.

                             ARTICLE IX - AMENDMENTS

                  Section 9.1: Amendment of Articles of Incorporation. The Corporation reserves the right to amend or repeal any provision contained in the Articles of Incorporation in the manner prescribed by the laws of the State of Florida and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that in addition to any other provisions of the Articles of Incorporation or requirements of law (and notwithstanding the fact that a lesser percentage may be specified by the Articles of Incorporation or any By-law), the affirmative vote of the holders of at least 66 2/3% or more of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to amend, modify or repeal or adopt any provision inconsistent with this Article IX or any of Articles IV, V, VI, VIII, X, or XI herein.

                  Section 9.2: Amendment of By-Laws. The By-Laws of the Corporation may be altered or repealed and By-Laws may be made at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of the holders of at least 66-2/3% of the voting power of all the then outstanding Voting Stock, or by the affirmative vote of a majority of the Board, at any regular meeting of the Board, or at any special meeting of the Board, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.

                       ARTICLE X - AFFILIATED TRANSACTIONS

                  The Corporation elects not to be subject to the provisions of Florida Statutes ss. 607.0901 regarding Affiliated Transactions.

                     ARTICLE XI - CONTROL SHARE ACQUISITIONS

                  The Corporation elects not to be subject to the provisions of the Florida Statutes ss. 607.0902, or any successor statute thereto, regarding Control-Share Acquisitions and rescinds its prior election to be subject to said statute.

                    ARTICLE XII - REGISTERED OFFICE AND AGENT

                  The street and mailing address of the registered office of the Corporation is 2300 West Glades Road, West Tower, Suite 440, Boca Raton, Florida 33431 and the name and address of the registered agent is Corporation Service Company, 1201 Hays Street, Tallahassee, Florida 32301.



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                  IN WITNESS WHEREOF, CRP HOLDING CORP. has caused these Amended and Restated Articles of Incorporation this ___ day of November, 1997.




                                               ------------------------------
                                                Charles A. Chenes, President

ATTEST:



-------------------------
Kenneth Gross, Secretary


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